Exhibit 10.2


                  SHARE OWNERSHIP PURCHASE & TRANSFER AGREEMENT

                                       OF

                     QINGDAO HAIER PHARMACEUTICAL CO., LTD.



                                    Between:


                               Haier Group Company

                                       And

                            Brave Lion (HK) Co., Ltd.

                                       And

                        Sino Pharmaceuticals Corporation







Date:  May 30, 2001


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                  SHARE OWNERSHIP PURCHASE & TRANSFER AGREEMENT

This Agreement is signed between the following parties on the date of May 30, 2001 in the city of Qingdao, PRC:

         PARTY A.: Haier Group Company (hereinafter referred to as Party A), registered in the city of Qingdao in China, and its legal address is at Haier Industrial Park, Qingdao High Tech Zone China.

         PARTY B: Brave Lion (HK) Co.,  Ltd.  (hereinafter  referred to as Party
         B), registered in HK. Its legal address is at Room 1908, Harbour Center, 25 Harbour Road, Wanchai, Hong Kong.

         PARTY C: Sino Pharmaceuticals Corporation (hereinafter referred to as Party C) registered in USA, with its legal address at 12233 N.E. Totem Lake Way, Kirkland, Washington, 98034, U.S.A.

Whereas:

1). Qingdao Haier Pharmaceutical Co., Ltd. (the Company) is a Sino-Foreign Joint Venture duly incorporated and operated by Haier Group Company and Brave Lion
(HK) Co., Ltd. with legal address of the company at Haier Industrial Park, Qingdao High Tech Zone, China. 2). Party A and Party B collectively own 100% of the share ownership of Qingdao Haier Pharmaceutical Co. Ltd. (the Company). Party A owns 75% of the share ownership and Party B owns 25% of the share ownership. 3). Party A and Party B agree to sell and to transfer to Party C and Party C agrees to purchase or acquire from Party A and Party B a total of 70% of the share ownership of Party A and Party B in accordance with the terms and conditions of this Agreement. 4). As the current shareowners of the Company, each of Party A and Party B hereby agrees to waive any preemptive right it may have regarding each party's transfer of its shares of the Company to Party C.
Therefore: After friendly negotiation, and in accordance with the Law of People's Republic of China on Joint Ventures using Chinese Foreign Investment and other relevant Chinese laws and regulations, Party A and B, in accordance with the principals of equality and mutual benefit, hereby agree to sell to Party C, and Party C hereby agrees to purchase from Party A and Party B, 70% of the share ownership in the Company, under the terms and conditions herewith.


Article 1  Definition
The following terms shall have the following definition in this Agreement:
1.1  Share Ownership:  Any and all issued and outstanding shares of the Company.
1.2 Share ownership transfer: the transfer of the 70% of the share ownership of the Company owned by Party A and Party B as well as the rights, interest, claims and all other rights in connection therewith. 1.3 The assets of the Company include all those listed in the Schedules attached to the Share Ownership Purchase & Transfer Agreement (the Agreement) and, particularly, include the following:
(1) All land, buildings, facilities, manufacturing equipment and other fixed assets as listed in the Schedule 1; (2) All Intellectual property, including trade marks, patents, product registrations, sales & distribution network, manufacturing licenses and approvals, GMP licenses, new drug approvals, product brands and all existing products as listed in Schedule 2.
(3) The workforce, including its management team, technical team, factory staff, sales force and marketing team and the sales force distribution system of Qingdao Haitian Pharmaceutical Plant Medicinal Management Dept as listed in the
Schedule 3; (4) The Company's working capital, including cash, deposit in the bank, accounts receivable, finished products inventory, raw materials inventory, packaging materials inventory, prepaid expenses and loans payable, etc. as listed in the Schedule 4 (5) The name of the Company and the rights to the use of the Haier Pharmaceutical name, corresponding brand and logo to conduct any related business. (6) Any and all mid and long terms investment in securities, equity join venture, share equity of other companies. (7) The term "share" as used in this Agreement has the same meaning as "share ownership" wherever appropriate in relations with the context.

Article 2 Share  Ownership  Transfer
2.1 The current total amount of paid-up capital of the Company is USD$7,560,000 and registered capital is USD$7,560,000. Party A explicitly agrees that, it shall make an additional investment of USD$4,440,000 to the Company as registered capital within 60 days from the date of this Agreement, to increase the registered capital of the Company from USD$7,650,000 to USD$12,000,000. After the registered capital is increased to USD$12,000,000, Party A's share ownership in the Company shall be increased from 75% to 84.25% and Party B's share ownership in the Company shall be decreased from 25% to 15.75% 2.2 Subsequent to the increase of the registered capital as referred to in Article 2.1, Party A and Party B shall transfer to Party C 70% of the share ownership of the Company respectively. For a greater certainty, Party A shall transfer 64.25% of its share ownership and Party B shall transfer 5.75% of its share ownership.


Article 3  Decision-making and Management Right
3.1 The highest authority of the Company shall be its Board of Directors and the Chairman of the Board of Directors is the sole legal representation of the Company. The Board of Directors shall be composed of 6 directors, of which one shall be appointed by Party A, one by Party B and four by Party C. The Board of Directors shall have a Chairman and Vice-Chairman. The Chairman shall be appointed by Party C and the Vice-Chairman by Party A and B. The term of office for the directors, Chairman and Vice-Chairman is four years and may be renewed if continuously appointed by relevant parties. The General Manager and Financial Manager of the Company shall be appointed by Party C.

Article 4 Price
4.1 The price for the 70% of the total  share  ownership  in the  Company as per
Article 2.2 shall be USD$9,000,000, of which USD$8,260,700 shall be paid to Party A and USD$739,300 shall be paid to Party B. The price of the share ownership shall be paid in US dollars without being affected by any exchange fluctuations.

Article 5 Payment

5.1 Upon signing of this Agreement, Party C shall immediately issue two corporate promissory notes to Party A and B respectively, for a total amount of USD$9,000,000. Party A shall be issued a promissory note for USD$8,260,700 and Party B shall be issued a promissory note for USD$739,')00. These promissory notes shall be dated May 30th, 2001, and shall be due for payment, six months from the issue date, on November 30, 2001. This shall constitute total payment for the 70% share ownership, in accordance with Article 4.1.

Article 6  Re-registration
6.1 Immediately upon signing of this Agreement, Party A and Party B shall officially and legally transfer 70% share ownership of the Company to Party C and shall further immediately proceed with the relevant government departments and the Industry & Commerce Administrative Bureau to complete the re-registration procedures in connection with the business license, registration of new shareholders or investors, new Board of Directors and other documents of the Company. Upon completion, Party A or B shall formally inform Party C of the same and send proof of the same to Party C.
6.1 Party A and Party B shall also immediately complete re-registration procedures in connection with the new appointments of Chairman of Board of Directors, the General Manager and other positions.

Article 7  Warranties About the Assets of the Company
7.1 Party A and Party B warrant that pending Party C's taking over of the management and decision-making of the Company, there shall be no asset transfer, no massive loan taking, no settlement of receivables at less thank book value and no waiver of major claims against third party.

Article 8  The Representations and Warranties
The Parties hereby represent and warrant to each other the following:
8.1 Each Party is an entity duly incorporated, valid, subsisting and in good standing under the laws of the respective jurisdictions in which it is incorporated. 8.2 The execution, delivery and performance of this Agreement pursuant hereto are within each Party's powers and have been duly authorized on its part by all requisite corporate action or procedures. This Agreement will be, upon execution by each Party, a valid and binding agreement enforceable in accordance with its terms against each Party.
8.3 Each Party is currently conducting its business in compliance with all relevant laws and regulations. The execution of this Agreement does not constitute a default under or a violation of the any law of the respective jurisdiction in which such Party is incorporated and, or carries on business and any laws or regulations applicable to this Agreement, any provision in the articles of association of such Party or any material agreement, judgment injunction, order, decree or other instrument binding upon such Party. 8.4 There is no basis for and there is no action, suit or proceeding pending or, to the knowledge of each Party, threatening against or affecting each Party before or by any court, or arbitrator or any government body, agency or official in which there is a reasonable likelihood of an adverse decision that would impair each Party's ability to perform its obligations under this Agreement.
8.5 Each Party has not knowingly engaged in any activities that infringe any patents, copyrights, trademarks, or other known intellectual property rights of any third party. 8.6 Each Party represents and warrants that the funds used by each such a Party to invest into the Company were lawfully acquired.
8.7 Any Party breaching its representations and warranties herein shall indemnify any and all losses of the other Parties arising from such breach. In case such breach is of a material nature, the other Parties shall have right to claim damages and compensation from he breach Party.


Party A and  Party B hereby  represent,  warrant  and  covenant  to Party C that before Party C becomes an equity shareowner in the Company: 8.8 The audited financial statements of the Company for the fiscal period ending prepared by a Certified Public Accounts firm in the People's Republic of China in accordance with General Acceptable Accounting Principles applied on a basis consistent with prior years, are correct in every material respect and present fairly the financial position of the Company as at the end of, and the results of its operations for, the period from January 1, 2000 to December 31, 2000. The unaudited financial statements of the Company for the fiscal period ending April 30, 2001, also attached to this Agreement as Schedule 6, prepared by the Company in accordance with years, are correct in every material respect and present fairly the financial position of the Company as at the end of, and the result of its operation for, the period from January 1, 2001 to April 30, 2001. 8.9 The Company is entitled to use the land as described in Schedule 7 of this Agreement. All relevant government approvals, agreement and appraisals substantiating and in relation with the land use of the land as described in
Schedule 7 are collectively attached as Schedule 8 of this Agreement.
(a) the Company has good and marketable title to and possession of the premises described in Schedule 9 of this Agreement free and clear of all liens, charges, security interest or encumbrances except those described in Schedule 10 of this Agreement. The premises so described in Schedule 9 are in good operating condition and in a state of good maintenance and repair.
(b) the Company has good and marketable title to and possession of all the assets referred to in Schedule I of this Agreement free and clear if all liens, charges, security interest or encumbrances except those described in Schedule II of this Agreement. All the tangible assets and equipment so referred to in the
Schedule I are in good operating condition and in a state of good maintenance and repair.
8.10 All tax returns and reports of the Company required by the law of the People's Republic of China to be filed before the date of this Agreement have been filed and are true, complete and correct, and all taxes and other government charges have been paid or accrued in the financial statements attached as Schedule 6. There are no liabilities, contingent or otherwise, of the Joint Venture Company which are not disclosed or reflected in Schedule 6 except those incurred in the ordinary course of its business since April 30, 2001 and will be disclosed to Party C prior to the Date of Payment.
8.11 All labour dues, salaries, bonuses, share of profits, pensions or other benefits are paid and there are no outstanding liabilities in this respect as of the date of this Agreement; there are no severance pay or separation allowances between the Company and any of the employees of the Company. 8.12 the Company is not indebted to either Party A or Party B except as detailed and referred to in
Schedule 12; 8.13 The Company has all necessary and required GMP licenses, permits and operating authorities, including all those permits in relation to the Company specified in Schedule 13 as may be required for carrying on its business in the manner in which it had previously been carried on, the license of Pharmaceutical Enterprise, which currently expires on June 30, 2001 will be obtained for an additional period of two years; 8.14 The Company is in good standing with any and all local & national governments of the People Republic of China; 8.15 The Company has lawful entitlement to its trademarks and intellectual property; 8.16 All applicable taxes in relation with land, land use right and immovable properties which are due prior to April 30, 2001 have been paid up or accrued in the financial statements attached to as Schedule 6; 8.17 The Company shall not, from the date this Agreement becomes effective, dispose of at less than market value any of its finished product inventories which have been finished and stated in the financial statements attached to as Schedule 6 without disclosing to and obtaining consent by Party C; 8.18 The Company shall not, from the date this Agreement becomes effective, dispose of at less than market value any of its raw materials inventories which have been acquired and stated in the financial statements attached to as Schedule 6 without disclosing to and obtaining consent by Party C. 8.19 The Company shall not, from the date this Agreement becomes effective, dispose of at less than market value any of its packaging materials inventories which have been acquired and stated in the financial statements attached to as Schedule 6 without disclosing to and obtaining consent by Party C. 8.20 The Company shall maintain its original production capacities as of April 30, 2001 from the date of this Agreement and do all necessary repairs and maintenance to the assets of the Company and take reasonable care to Protect and safeguard those assets; 8.21 The Company shall maintain its workforce from the date of this Agreement, including its management team, technician team, factory staffs and sales marketing team


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for the use of the  Company  after  the new  Board of  Directors  are  appointed pursuant to this Agreement. 8.22 The Company has issued only one class of share with full voting rights. 8.23 There are no existing legal cases, lawsuits, or judgments pending against the Company, except as detailed and referred to in
Schedule 14; 8.24 The salaries of executive and management personnel have been paid; 8.25 All taxes, salaries, labour insurance, social service fees and dues should be paid up until the date the new Board of Directors are appointed pursuant to this Agreement; 8.26 The Company shall maintain sound distribution system until the date the new Board of Directors are appointed pursuant to this Agreement.


Article 9  Liability for Breach of Agreement
9.1 In case Party C fails to perform  any of its  obligations  stated in Article
5.1 above. The performing parties shall have right to terminate this Agreement without prejudicing the performing party's right to claim indemnity. 9.2 In case Party A and Party B fails to perform any of its obligations stated in Article
6.1 and 6.2 above, the performing parties shall have the right to terminate this Agreement without prejudicing the performing party's fight to terminate this Agreement and claim damages.
9.3 Any Party breaching its representations and warranties are specified herein, particularly, as specified in Article 7 and 8 of this Agreement, shall indemnify any and all losses of the other Parties arising from such breach. In case breach is of a material nature, the other Parties shall have the right to claim for damages.

Article  10 Force Majeure
10.1 Should either of the parties to the Agreement be prevented from executing the Agreement due to force majeure, such as earthquake, typhoon, flood, fire, war or acts of government of regulatory organizations or other unforeseen events, and their occurrence and consequences are unpreventable and unavoidable, the prevented party shall notify the other parties by telegram or fax without any delay, and within 15 days thereafter provide detailed information of the events and a valid document for evidence issued by the relevant public notary organization explaining the reason of its inability to execute or delay the execution of all or part of the Agreement. The Parties shall, through consultations, decide whether to terminate the Agreement or to exempt part of the obligations for implementation of the Agreement or whether to delay the execution of the Agreement according to the effects of the events on the performance of the Agreement.

Article 11  Applicable Laws
11.1 The conclusion, effect, interpretation, implementation and settlement of dispute in connection with this Agreement shall be governed by relevant laws of the People's Republic of China.

Article 12  Settlement of Dispute
12.1 Any disputes arising from the execution of, or in connection with the Agreement shall be settled through friendly consultations between the parties. In case no settlement can be reached through consultations, the disputes shall be submitted to China International Economic & Trade Arbitration Commission for arbitration in Beijing in accordance with its rules of procedure. The arbitral award is final and binding upon the parties.

Article  13  Effect

13.1 This Agreement shall come into effect upon signing by duly authorized representatives of the Parties.

Article 14  Miscellaneous
14.1 Any notice herein from one party to another party to this Agreement shall be in writing and shall be communicated to the other parties by fax, telex or post. If communicated by fax or telex, notice shall be deemed to be properly given upon acknowledgement of receipt of transmission by the answerback of the telex or fax machine of the receiving party. If communicated by post mail, notice shall be deemed to be properly given 7 working days after the letter is posted.
14.2 Unless with written consent of the other parties, neither party shall transfer its rights and obligations hereinunder to an party other than the parties hereto. 14.3 Any amendments to this Agreement shall need the agreement of all the parties in writing. Any amendments to this Agreement after being signed by the Parties shall be submitted for approval to the relevant authorities or filed with relevant authorities (if necessary), and shall become effective upon being signed or approved, whichever is later.
14.4 This Agreement is written in the Chinese and English languages and done in three original copies, each party holding one copy. The two versions have the same legal force and effect.

In witness whereof, the authorized representatives of the Parties put their signature on the date at the beginning of this Agreement in Qingdao, PRC.

For and on behalf of Party A:                      For and on behalf of Party B:

Haier Group Company (China)                        Brave Lion (HK) Co., Ltd.




                                    For and on behalf of Party C:

                                    Sino Pharmaceuticals Corporation